FORM OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

Pursuant to § 228 of the Delaware General Corporation Law, the undersigned stockholders of K-V Pharmaceutical Company, a Delaware corporation (the "Corporation"), holding, as of September ___, 2009 ("Record Date"), outstanding stock in the Corporation having not less than the minimum number of votes that would be necessary to authorize or take the actions set forth in this Action by Written Consent of Stockholders at any annual or special meeting of the stockholders of the Corporation at which all shares entitled to vote thereon were present and voted, hereby consent to and adopt the following actions of the stockholders of the Corporation in lieu of a special meeting of the stockholders of the Corporation:

RESOLVED, that Section 12 of Article II of the By-Laws of the Corporation be, and hereby is, amended so as to read in its entirety as follows:

"Section 12. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than three days after the date upon which the resolution fixing the record date is adopted by the board of directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the secretary, request the board of directors to fix a record date. The board of directors shall promptly, but in all events within three days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the board of directors within three days after the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action."

RESOLVED, that Section 10 of Article III of the By-Laws of the Corporation be, and hereby is, amended so as to read in its entirety as follows:

"Section 10. The board of directors may, by resolution passed by a majority of the whole board of directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.  Except as otherwise expressly required under the Delaware General Corporation Law, any United States federal law, including but not limited to the Securities Exchange Act of 1934, and the rules of the New York Stock Exchange, any action or resolution of any committee of the board of directors (including but not limited to compensation, stock options or stock grants, and other forms of remuneration granted to any executive officer of the corporation) shall only be effective or binding upon the corporation upon ratification of such action or resolution by the board of directors in accordance with these By-Laws; provided, however, that no action or resolution (other than actions or resolutions involving matters described of Section 13 of these By-laws, which shall be governed by the provisions of Section 1 and Section 13 of Article VIII) of any committee of the board of directors formed solely for the purpose of and which action consists solely of (1) responding to requests by the Government for documents, testimony or other factual information, or (2) responding to discovery requests in securities and ERISA litigation, shall require ratification by the board of directors."

RESOLVED, that Article III of the By-Laws of the Corporation be, and hereby is, amended by adding and inserting the following Section 13 at the end of such Article:

"Section 13. Each of the following acts or resolutions of the board of directors, or any committee thereof, or the ratification by the board of directors of any such act or resolution by any committee thereof, in order to be effective, shall require the unanimous affirmative vote or unanimous written consent of the members of the board of directors then in office (other than any directors who affirmatively recuse themselves prior to the vote):

(a)           The approval of any agreement or contract, or the issuance of any security, which confers stockholder voting rights;

(b)           The increase in the number of the members of the board of directors, in accordance with Section 1 of Article III of these by-laws, to a number which is in excess of eight (8);

(c)           The approval of any contract, agreement or other document or instrument which contains any provision (1) which imposes a penalty, acceleration of debt, purchase obligation or other adverse effect upon the corporation resulting from the election or appointment of any individual to the board of directors or the removal of any member of the board of directors or (2) which restricts, limits or dilutes the right of the stockholders to elect or appoint any individual to the board of directors or to remove any member of the board of directors.

RESOLVED, that Section 1 of Article VIII of the By-Laws of the Corporation be, and hereby is, amended by deleting such section in its entirety and replacing such section with the following:

"Section 1. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders of shares representing a majority of the voting power of the corporation or by the board of directors, provided however that these bylaws may be altered, amended or repealed or new by-laws may be adopted by the board of directors only if such action is approved by either (a) the unanimous written consent of the members of the board of directors then in office, or (b) the affirmative vote of all but one of the members of the board of directors then in office, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting."

RESOLVED, that Section 4 of Article III of the By-Laws of the Corporation be, and hereby is, amended by deleting such section in its entirety and replacing such section with the following:

"Section 4.  The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.  All such regular or special meetings may not be scheduled to occur on any religious holiday (including the Sabbath holiday) which is observed as a non-working day by any member of the board of directors.

The undersigned stockholders of the Corporation have executed this Action by Written Consent of Stockholders on the respective dates indicated below each respective stockholder's signature.  Wherever possible, each individual action in this Action by Written Consent of Stockholders shall be interpreted in such a manner as to be valid, operable, lawful, enforceable and effective under applicable law, but if any individual action in this Action by Written Consent of Stockholders is determined or deemed to be invalid, inoperative, unlawful, unenforceable or ineffective to any extent for any reason, such circumstances shall not have the effect of rendering the action in question invalid, inoperative, unlawful, unenforceable or ineffective in any other jurisdiction, case or circumstance, or of rendering any other action in this Action by Written Consent of Stockholders invalid, inoperative, unlawful, unenforceable or ineffective.  This Action by Written Consent of Stockholders may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which shall constitute one and the same written document.  Pursuant to § 228(d) of the Delaware General Corporation Law, any copy, facsimile or other reliable reproduction of this Action by Written Consent of Stockholders may be substituted or used in lieu of the original of this document, and a signature by any of the stockholders to this Action by Written Consent of Stockholders, transmitted by facsimile or other electronic transmission, shall be deemed to constitute an original and fully effective signature of such stockholder.

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